Exhibit 21

Entity Name	Domestic Jurisdiction
Gardner Denver SudAmerica S.r.l.	Argentina
Gardner Denver Industries Pty Ltd.	Australia
CompAir GmbH	Austria
Gardner Denver Austria GmbH	Austria
Gardner Denver Intl Ltd Middle East Regional Rep Office	Bahrain
Gardner Denver Belgium NV	Belgium
Gardner Denver Brasil Industria E Comercio de Maquinas Ltda.	Brazil
Gardner Denver Nash Brasil Industria E Comercio De Bombas Ltda	Brazil
Gardner Denver Canada Corp	Canada
CompAir International Trading (Shanghai) Co Ltd	China
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
Runtech Systems (Shanghai) Co. Ltd.	China
Shanghai CompAir Compressors Co Ltd	China
Welch Vacuum Equipment (Shanghai) Co. Ltd.	China
Gardner Denver Cyprus Investments Ltd.	Cyprus
Gardner Denver Cyprus Investments II Ltd.	Cyprus
Gardner Denver CZ + SK sro	Czech Republic
Gardner Denver Oy	Finland
GD Investment KY	Finland
Runtech Systems OY	Finland
Gardner Denver France SAS	France
Emco Wheaton Gmbh	Germany
Gardner Denver Bad Neustadt Real Estate GmbH & Co KG	Germany
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Finance Inc & Co KG	Germany
Gardner Denver Kirchhain Real Estate GmbH & Co KG	Germany
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Schopfheim Real Estate GmbH & Co KG	Germany
Gardner Denver Thomas GmbH	Germany
Gardner Denver Thomas Real Estate GmbH & Co KG	Germany
GD German Holdings GmbH	Germany
GD German Holdings I Gmbh	Germany
GD German Holdings II GmbH	Germany
GD German Investments GmbH	Germany
ILS Inovative Laborsysteme GmbH	Germany
TIWR Real Estate GmbH & Co. KG	Germany
Zinsser Analytik GmbH	Germany
Gardner Denver Hong Kong Investments Limited	Hong Kong
Gardner Denver Hong Kong Ltd	Hong Kong
Gardner Denver Engineered Products India Private Limited	India
Indonesia Foreign Trade Representative Office	Indonesia
Gardner Denver Ltd. Branch (Ireland)	Ireland
Gardner Denver Italy Holdings S.r.L.	Italy
Gardner Denver S.r.l.	Italy
Garo Dott. Ing. Roberto Gabbioneta S.r.l.	Italy
Gardner Denver Japan, Ltd.	Japan
CompAir (Hankook) Korea Co. Ltd.	Korea
CompAir Korea Ltd	Korea
Gardner Denver Korea, Ltd.	Korea
GD Industrial Products Malaysia SDN. BHD.	Malaysia
Gardner Denver Nederland BV	Netherlands
Gardner Denver Nederland Investments B.V.	Netherlands
GD Global Ventures I B.V.	Netherlands
GD Global Ventures II B.V.	Netherlands
GD Global Ventures III B.V.	Netherlands
Gardner Denver Industries Pty Ltd. Branch	New Zealand

Tamrotor Marine Compressors AS	Norway
Gardner Denver Polska Sp z.o.o.	Poland
Emco Wheaton GmbH Branch	Russia
Gardner Denver Pte Ltd.	Singapore
Gardner Denver Slovakia, s.r.o.	Slovakia
CompAir South Africa (SA) (Pty) Ltd.	South Africa
Gardner Denver Ltd South Africa	South Africa
Enza Air Propriety Limited (South Africa)	South Africa
Gardner Denver Iberica, SL	Spain
Gardner Denver Sweden AB	Sweden
Oina VV Aktiebolag	Sweden
Gardner Denver Schweiz AG	Switzerland
Gardner Denver Taiwan Ltd.	Taiwan
Gardner Denver (Thailand) Co. Ltd.	Thailand
Gardner Denver FZE	United Arab Emirates
CompAir Acquisition (No. 2) Ltd.	United Kingdom
CompAir Acquisition Ltd.	United Kingdom
CompAir BroomWade Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir Holdings Limited	United Kingdom
CompAir Holman Ltd	United Kingdom
Consolidated Distribution Holdings Ltd.	United Kingdom
Gardner Denver Group Svcs Ltd	United Kingdom
Gardner Denver Holdings Limited	United Kingdom
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver International Ltd.	United Kingdom
Gardner Denver Ltd.	United Kingdom
GD Aria Holdings #2 Limited	United Kingdom
GD Aria Holdings Limited	United Kingdom
GD Aria Investments Limited	United Kingdom
GD First UK Ltd	United Kingdom
GD Global Holdings UK II Ltd.	United Kingdom
GD UK Finance Ltd.	United Kingdom
ILMVAC (UK) Ltd.	United Kingdom
Shanghai Compressors & Blowers Ltd.	United Kingdom
211 E. Russell Road LLC	USA
Boardwalk Enterprises, LLC	USA
Charm Merger Sub Inc.	USA
Emco Wheaton USA Inc	USA
Gardner Denver Cyprus Investments Ltd. - US Branch	USA
Gardner Denver Cyprus Investments II Ltd. - US Branch	USA
Gardner Denver Finance II LLC	USA
Gardner Denver Holdings, Inc.	USA
Gardner Denver International, Inc.	USA
Gardner Denver Investments, Inc.	USA
Gardner Denver Nash LLC	USA
Gardner Denver Petroleum Pumps, LLC	USA
Gardner Denver Thomas, Inc.	USA
Gardner Denver, Inc.	USA
GD Global Holdings, Inc.	USA
GD Global Holdings II, Inc.	USA
LeRoi International Inc	USA
Rotary Compression Technologies, Inc.	USA
Runtech Systems Inc.	USA
Thomas Industries, Inc.	USA
Tri-Continent Scientific, Inc.	USA
Zinsser NA, Inc.	USA